Exhibit 16.1


                  [LOGO] Shatswell, MacLeod & Company, P.C.


                                                             March 30, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Slade's Ferry Bancorp. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of Slade's Ferry Bancorp.'s Form 8-K/A (amendment to Slade's Ferry Bancorp.'s Form 8-K report dated March 14, 2005). We agree with the statements concerning our Firm in such Form 8-K/A.

                                     Sincerely,

                                     /s/ Shatswell, MacLeod & Company, P.C.

                                     Shatswell, MacLeod & Company, P.C.


           83 PINE STREET * WEST PEABODY, MASSACHUSETTS 01960-3635
             TELEPHONE (978) 535-0206 * FACSIMILE (978) 535-9908
                  smc@shatswell.com      www.shatswell.com


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